Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
Investorrelations@pacificethanol.com	415-433-3777	916-403-2790
paulk@pacificethanol.com

Pacific Ethanol to Acquire Illinois Corn Processing

– Management to hold an investor conference call today at 1:30pm PT/4:30pm ET –

Sacramento, CA, June 27, 2017 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels in the United States, entered into a definitive agreement to acquire Illinois Corn Processing, LLC (“ICP”) for $76 million, which includes $15 million in working capital. The transaction is expected to close in July 2017, subject to customary and other closing conditions. Pacific Ethanol is hosting an investor conference call today at 1:30pm PT/4:30pm ET to discuss the acquisition. Dial-in details are included at the end of this release.

ICP Acquisition Highlights

•	Adds 90 million gallons per year of production capacity
•	Diversifies fuel ethanol production with high-value beverage and industrial grade alcohol
•	Expands export opportunities
•	Consolidates additional production in Pekin, Illinois with a combined 250 million gallons of production
•	Immediately accretive to earnings

ICP is a 90 million gallon per year fuel and industrial alcohol manufacturing, storage and distribution facility adjacent to the Pacific Ethanol Pekin facility and is located on the Illinois River. ICP produces fuel-grade ethanol, beverage and industrial-grade alcohol, dry distillers grain (DDG) and corn oil. The facility has direct access to end-markets via barge, rail, and truck, and expands Pacific Ethanol’s domestic and international distribution channels.

Neil Koehler, Pacific Ethanol’s president and CEO, stated: “The acquisition of ICP underscores our commitment to making strategic investments that expand and diversify our production platform, increase revenue, expand our marketing reach and improve our overall profitability. Two-thirds of ICP’s production is currently dedicated to producing high-quality, premium-priced alcohol products for the beverage and industrial markets. The consolidation of the ICP facility with our two Pekin, Illinois plants integrates the Pekin site into a unique combination of technologies and products with a combined operating capacity of 250 million gallons per year. We expect the acquisition will yield approximately $3 million in annual cost savings over the first six to twelve months after closing, including economies of scale in purchasing power, managing grain supply and transportation costs for DDG and ethanol.

1

“ICP has a history of consistent profitability operating at better than average industry margins. As such, we expect the ICP acquisition to be immediately accretive to earnings. To further enhance the plant’s value, we have identified several improvement initiatives. As we apply the best practices developed at our plants, we expect to improve yields, increase plant capacity utilization and continue to enhance ICP’s production processes through additional capital investments.

“We are excited to integrate ICP’s talented team and high-value assets into our operations. Upon completion of this acquisition, we will have nine production facilities with combined annual production capacity of 605 million gallons, strengthening our position as a leading producer and marketer of low-carbon renewable fuels in the United States.”

Acquisition Terms

Pacific Ethanol will acquire Illinois Corn Processing, LLC from Illinois Processing Holdings Inc., a wholly-owned subsidiary of SEACOR Holdings Inc., and MGPI Processing, Inc. for $76 million, subject to a customary working capital adjustment . Of the $76 million purchase price, $30 million will be paid in cash and $46 million will be paid through the issuance of non-amortizing secured promissory notes due 18 months from closing. Pacific Ethanol intends to refinance these seller notes in the near future, and the company is currently engaged in negotiations with CoBank to secure a long-term financing vehicle, which – if consummated – will have terms similar to the existing non-recourse loan at the company’s Pekin facilities.

Bryon McGregor, Pacific Ethanol’s CFO, stated, “In conjunction with this transaction we are also taking steps to further strengthen our balance sheet and increase our available liquidity. We have a commitment from Wells Fargo Bank to expand our borrowing capacity on our Kinergy line of credit facility from $85 million to $100 million, reduce the cost of the facility and extend the maturity date for an additional two years. We have also entered into an agreement to issue additional senior secured notes and amend our existing notes to increase the amount by approximately $14 million, bringing the note total to approximately $69 million with no material changes to the existing terms.”

Further information on the terms of the ICP acquisition and the senior secured note transaction can be found in the company’s Form 8-K filed today with the Securities and Exchange Commission.

Investor Conference Call

The company is hosting an investor conference call today, June 27th, at 1:30pm PT/4:30pm ET to discuss the ICP acquisition. The webcast for the call can be accessed from Pacific Ethanol's website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: 1-877-847-6066. International callers should dial 1-970-315-0267. The pass code will be 45009885#. If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol's website for one year. In addition, a telephonic replay will be available two hours after the conclusion of the call on Tuesday, June 27, 2017 through 11:59 p.m. Eastern Time on Tuesday, July 4, 2017. To access the replay, please dial 1-855-859-2056. International callers should dial 1-404-537-3406. The pass code will be 45009885#.

2

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is the leading producer and marketer of low-carbon renewable fuels in the Western United States. With the addition of four Midwestern ethanol plants in July 2015, Pacific Ethanol more than doubled the scale of its operations, entered new markets, and expanded its mission to advance its position as an industry leader in the production and marketing of low carbon renewable fuels. Pacific Ethanol owns and operates eight ethanol production facilities, four in the Western states of California, Oregon and Idaho, and four in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 515 million gallons per year, produce over one million tons per year of ethanol co-products – on a dry matter basis – such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes ethanol and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol for Pacific Ethanol’s plants as well as for third parties, approaching one billion gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include the Pacific Ethanol’s estimated or anticipated future results, including estimated synergies, or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the acquisition of ICP, including future financial and operating results, Pacific Ethanol’s objectives, expectations and intentions and the expected timing of completion of the transaction; and statements about the contemplated CoBank, Wells Fargo and senior secured note financing transactions. It is important to note that Pacific Ethanol’s goals, plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business, ICP’s business and the risks associated with acquisition transactions. These factors also include, among others, the inherent uncertainty associated with financial projections; successful closing of the ICP acquisition; subsequent integration of the ICP acquisition and the ability to recognize the anticipated synergies and benefits of the ICP acquisition; the risk that a condition to closing of the ICP acquisition may not be satisfied on a timely basis or at all; the failure of the proposed transaction to close for any other reason; risks relating to the incurrence of debt in the ICP acquisition; continued demand for Pacific Ethanol's and ICP's products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; the risks and uncertainties normally incident to the alcohol, distillers grain and corn oil production and marketing industries; ICP continuing to operate profitably; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol's and ICP’s facilities, products and/or businesses; changes in the laws and regulations; changes in tax laws or interpretations that could increase Pacific Ethanol's consolidated tax liabilities; the loss of key senior management or staff; successful refinancing of the seller notes; successful negotiation and closing of the CoBank facility, the Wells Fargo facility and Pacific Ethanol’s additional senior secured notes; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, but not limited to, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-Q filed with the Securities and Exchange Commission on May 10, 2017 and from time to time in Pacific Ethanol's other investor communications. Except as expressly required by law, Pacific Ethanol disclaims any intent or obligation to update or revise these forward-looking statements.

###

3